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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference of our reports dated October 12, 2006, relating to our audits of the combined financial statements of BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC, as of and for the years ended December 31, 2005 and 2004, and the financial statements of BlackSand Partners, L.P. as of and for the year ended December 31, 2004, and as of December 31, 2003 and for the period February 28, 2003 (Inception) through December 31, 2003 in the Registration Statement on Form S-3 and related Prospectus of Linn Energy, LLC for the registration of units representing limited liability company interests.

        We consent to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Hein & Associates LLP Denver, Colorado December 13, 2007

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM